UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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the Securities Exchange Act of 1934

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DELEK US HOLDINGS, INC.
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Delek Issues Statement Regarding CVR Energy and Icahn Proxy Contest

CVR is Using Typical Carl Icahn Campaign Tactics of Misleading Statements and Attacks to Distract from an Attempt to Take Value from Delek Shareholders

Delek Urges Shareholders to Vote “FOR” All of the Delek Directors on the WHITE Proxy Card

BRENTWOOD, Tenn., April 12, 2021 – Delek US Holdings, Inc. (NYSE: DK) ("Delek") today issued a statement in connection with the proxy contest launched by CVR Energy, Inc. (“CVR”), a company controlled by Carl Icahn that is a competitor to Delek.

Delek separately filed today with the SEC a letter to shareholders and a fact sheet setting the record straight regarding recent misleading statements by CVR/Icahn. The shareholder letter and fact sheet can be found on the Delek website at ir.delekus.com/proxy-materials.

Delek issued the following statement:

CVR acquired a 15% stake in Delek last year, initially stating that it wanted to acquire Delek. Most recently, CVR launched a proxy contest to replace Delek Directors with three longstanding friends and former colleagues of CVR CEO David Lamp. It is no surprise that CVR appears to be using Carl Icahn’s decades old playbook of nominating friends and colleagues and making a range of misleading statements and half-truths to ‘see what sticks’ as it seeks to get its nominees elected. Here are the facts:

•Carl Icahn and CVR want Delek to Buy Back CVR’s Stake in Delek. To seek to resolve this proxy contest, we engaged in many discussions with Icahn/CVR. Not surprisingly, Icahn/CVR omitted key details in their recent materials regarding these negotiations.

◦Icahn/CVR wanted Delek to buy back a significant portion of Icahn/CVR’s stake.
◦When we rejected that proposal, Icahn/CVR pushed us to conduct a hasty process to sell our retail business in order to fund a self-tender ostensibly to fund a buyback of CVR’s shares in Delek.

Icahn/CVR’s investment in Delek is barely a year old, and now they want us to take actions that are not in the best interests of Delek shareholders in order to fund the repurchase of their shares. This is a classic Icahn tactic from his long history of self-interested demands, but this path does not make sense for Delek shareholders.

•Icahn/CVR are insisting that Delek change its business operations to benefit CVR. It is well-established that Delek has substantially outperformed CVR – Delek’s total shareholder return (TSR) over the past 5 years is 78% versus 6% for CVR1 – and research analysts recognize that Delek is positioned to recognize substantial upside in the near-term.2

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1 As of 4/9/2021; peer set includes: CVR Energy, Inc., HollyFrontier Corporation, Marathon Petroleum Corporation, Par Pacific Holdings, Inc., PBF Energy Inc., Phillips 66, and Valero Energy Corporation. TSR calculated based on price performance of stock over given time period and assumes all dividends are reinvested.
2 “Product demand trends have been positive, vaccination is progressing, TSA numbers are improving, gasoline demand data is moving in the right direction, and increasing drilling activity in the Permian should be positive for diesel demand in Delek’s backyard.” – Mizuho, 3/17/2021. “Delek US Holdings (DK) remains our favorite SMID-cap refiner.” – Raymond James, 3/3/2021. Permission to use quotations neither sought nor obtained.

Nonetheless, Icahn/CVR outlined an agenda for Delek to change its business strategy as the predicate for their proxy fight. The Board and management team of Delek reviewed all of the actions proposed in the Icahn/CVR agenda with the assistance of outside advisors.

However, Icahn/CVR do not seem to want a truly independent assessment of their proposals. They selected three director nominees who have longstanding relationships with CVR CEO David Lamp and who worked with Lamp for years. They expect Delek shareholders to believe that these nominees, when evaluating Icahn/CVR business proposals, are the best directors to defend Delek shareholder value.

The fact is: Delek has been analyzing these actions long before Icahn/CVR arrived, consistent with Delek’s track record of active portfolio transformation. Icahn/CVR’s proposed actions clearly benefit CVR to the detriment of other Delek shareholders – from shutting down operations in regions where Delek competes with CVR to hastily divesting assets to fund the buyback of CVR’s Delek shares. We will continue to analyze a range of strategic actions – but consistent with our record of discipline, we will execute on them only if and when they will drive optimal value for Delek shareholders.

The Icahn/CVR campaign and nominees are not good for Delek shareholders.

•CVR’s claims that they are not a Delek competitor is belied by the fact that third parties have stated the contrary:

◦“It is ironic that CVI claims DK "desperately needs a new strategic direction" despite the two companies operating in essentially the same business, in the same markets, at the same scale…. DK's largest shareholder sees need for a strategic change (despite being in the same business).” – Cowen3

•Icahn/CVR’s Most Recent Tactic – Litigation and Other Attacks. Perhaps because Icahn/CVR’s self-serving campaign is not gaining traction, and to distract from their true agenda, Icahn/CVR recently launched another tool from the Icahn playbook – litigation. Here are the facts around the litigation, which includes attacks on executive compensation.

◦Delek’s CEO pay has been approved by over 95% of Delek shareholders for the past three years.
◦Delek responded to CVR’s multiple information requests and provided stockholder information demanded by CVR.
◦However, CVR most recently brought a lawsuit that we believe is without merit:
▪the lawsuit seeks to obtain information that is inappropriate to share with a competitor, CVR;
▪it makes improper demands for confidential information;
▪it makes a number of inaccurate assertions and mischaracterizations; and
▪is nothing more than a campaign tactic by CVR and Carl Icahn to generate interest in their unnecessary proxy contest.
◦CVR’s baseless lawsuit and misdirection regarding our SEC disclosures seek to focus attention on equity interests in the general partner of Delek Logistics (“DKL”), granted over eight years ago. These grants were fully disclosed, in detail, as executive compensation when issued, as required, and the payments to related parties, including Mr. Yemin, were also disclosed in our SEC filings, as required, when they were paid (such payments did not constitute compensation under the SEC reporting requirements, and there is no basis for the Icahn/CVR suggestion that they did). These interests were intended to incentivize Delek CEO Uzi Yemin and other members of management to increase the value of the then newly-formed entity, DKL.
◦Under Mr. Yemin’s leadership, DKL has outperformed CVR Partners, LP and its peers by delivering a total unitholder return of more than 240% since the IPO, versus just 24% for its peers and -72% for CVR Partners, LP.4 Last year, after the Company restructured the general partner
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3 (1/14/2021; permission to quote was neither sought or provided)
4 Total Unitholder Return calculated based on price performance of units from 11/2/12 to 4/9/21 and assumes all distributions are reinvested.

interest in DKL, Delek purchased the equity interests in the general partner. The amount of the consideration received by Mr. Yemin reflected the appreciation in the value of the DKL GP interests over an approximately eight-year period from issuance until elimination of the IDRs in August 2020. We intend to vigorously defend the Company from these baseless and meritless claims.

We are confident that by continuing to prioritize our commitment to peer-leading return of capital, efficient operations and cost reductions, strong financial flexibility, and the development of our integrated and synergistic portfolio with increasingly stable cash flows, we will continue to drive and maximize value for all Delek shareholders and remain an industry leader. By contrast, CVR, a competitor whose interests are not aligned with those of Delek’s shareholders, is pursuing tactics from the Icahn playbook to advance their self-serving agenda.

We urge shareholders not to be misled by CVR’s claims and to vote "FOR" all of the Company's highly qualified directors on the WHITE proxy card or voting instruction form TODAY to protect your investment. Shareholders are urged to discard any “gold” proxy materials sent by CVR and to only vote using the WHITE proxy card.

DO NOT BE MISLED — we are aware that CVR has sent emails to investors that are unclear in their origin because they do not identify CVR as the sender, and therefore, these emails may appear to be from Delek. We want to make sure your vote is counted accurately. The Delek nominees are listed on the WHITE proxy card. If you have already returned a gold proxy card, you can change your vote by signing, dating, and returning a WHITE proxy card. Only your latest dated proxy card will be counted.

Your Vote Is Important, No Matter How Many or How Few Shares You Own

You can vote by Internet, telephone or by signing and dating the WHITE proxy card and mailing it in the envelope provided.

If you have any questions about how to vote your shares, or need additional assistance, please contact:

MACKENZIE
PARTNERS, INC.

proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

REMEMBER:
We urge you NOT to vote using any Gold proxy card sent to you by CVR, as doing so will revoke your vote on the WHITE proxy card.

About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics, asphalt, renewable fuels and convenience store retailing. The refining assets consist of refineries operated in Tyler and Big Spring, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana with a combined nameplate crude throughput capacity of 302,000 barrels per day.

The logistics operations consist of Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics"). Delek US and its affiliates also own the general partner and an approximate 80 percent limited partner interest in Delek Logistics. Delek Logistics is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets.

The convenience store retail business operates approximately 253 convenience stores in central and west Texas and New Mexico.

Information about Delek US Holdings, Inc. can be found on its website (www.delekus.com), investor relations webpage (ir.delekus.com), news webpage (www.delekus.com/news) and its Twitter account (@DelekUSHoldings).

Additional Information

Delek has filed a definitive proxy statement on Schedule 14A and form of associated WHITE proxy card with the Securities and Exchange Commission ("SEC") in connection with the solicitation of proxies for the Company's 2021 Annual Meeting (the "Definitive Proxy Statement"). Delek, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from the company's shareholders in connection with the matters to be considered at the Company's 2021 Annual Meeting. BEFORE MAKING ANY VOTING DECISION, DELEK SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY'S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Information regarding the names of Delek's directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company's Board of Directors for election at the Company's 2021 Annual Meeting are included in the Definitive Proxy Statement. Shareholders may obtain a copy of the Definitive Proxy Statement, any supplements to the proxy statement and other documents filed by Delek with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge on the Company's website at http://www.delekus.com.

For further information: Investor Relations Contact: Blake Fernandez, Senior Vice President of Investor Relations and Market Intelligence, 615-224-1312; OR Public Relations Contacts: Nicholas Lamplough / Tim Lynch / Andrew Squire - Joele Frank, Wilkinson Brimmer Katcher, 212-355-4449